EXHIBIT 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

)
IN RE JEFFERIES GROUP, INC.	)	CONSOLIDATED
SHAREHOLDERS LITIGATION	)	C.A. No. 8059-CB
)

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement, dated as of January 16, 2015 (the “Stipulation”), is entered into between (a) plaintiffs Laborers’ District Council Pension and Disability Trust Fund No. 2, Genesee County Employees’ Retirement System, Elizabeth Gelfand, and Oklahoma Firefighters Pension & Retirement System (collectively, “Plaintiffs”), on behalf of themselves and the Class (defined below); and (b) defendants Richard B. Handler, Brian P. Friedman, Ian M. Cumming, and Joseph S. Steinberg (collectively, the “Individual Defendants”), and Leucadia National Corporation (“Leucadia”; and together with the Individual Defendants, the “Defendants”), by and through their respective undersigned counsel, and embodies the terms and conditions of the Settlement of the above-captioned consolidated shareholder class action (the “Action”).1  Subject to the approval of the Court and the terms and conditions expressly provided herein, this Stipulation is intended to fully, finally and forever compromise, settle, release,

___________________
1 All terms with initial capitalization not otherwise defined herein shall have the meanings ascribed to them in ¶ 1 herein.

resolve and dismiss with prejudice: (a) the Action and all claims asserted therein against Defendants and (b) each and every one of the Released Claims against each and every one of the Releasees, whether asserted in the Action or otherwise.
WHEREAS:
A. On November 12, 2012, Jefferies Group, Inc. (“Jefferies” or the “Company”) and Leucadia jointly announced that they had entered into an agreement, dated November 11, 2012 (the “Merger Agreement”), under which Leucadia would acquire the remainder of Jefferies common stock that it did not already own in exchange for providing Jefferies stockholders with 0.81 Leucadia shares for each of their Jefferies shares (the “Merger”).
B. Beginning on November 21, 2012, Jefferies stockholders filed four putative class actions in the Court of Chancery of the State of Delaware asserting claims in connection with the Merger, bearing Civil Action Nos. 8054-CS, 8059-CS, 8096-CS, and 8228-CS.2
C. On January 29, 2013, the Court entered an Order:  (i) consolidating the above-referenced Delaware stockholder class actions under the caption In re

___________________________
2 The actions consist of Oklahoma Firefighters Pension & Retirement System v. Handler, C.A. No. 8054-CS; Laborers’ District Council Pension and Disability Trust Fund No. 2 v. Campbell, C.A. No. 8059-CS; Genesee County Employees’ Retirement System v. Handler, C.A. No. 8096-CS; and Gelfand v. Handler, C.A. No. 8228-CS.

Jefferies Group, Inc. Shareholders Litigation, Consolidated C.A. No. 8059-CS, and (ii) appointing the law firms Bernstein Litowitz Berger & Grossmann LLP, Grant & Eisenhofer P.A., Saxena White, P.A., and Faruqi & Faruqi, LLP as co-lead counsel in the Action (“Co-Lead Counsel”).
D. On March 1, 2013, the Merger closed.
E. On May 24, 2013, Plaintiffs filed and served their first Verified Amended Class Action Complaint (the “First Amended Class Action Complaint”) alleging that the members of the Jefferies Board, and that Leucadia and the Individual Defendants as controlling stockholders of Jefferies, breached their fiduciary duties in connection with the Merger.
F. On July 23, 2013, Defendants filed their Motions to Dismiss the First Amended Class Action Complaint (the “Motions to Dismiss”).
G. On September 3, 2013, Plaintiffs filed and served their opposition to the Motions to Dismiss, and, on September 18, 2013, Defendants filed their reply briefs in further support of their Motions to Dismiss.  On October 29, 2013, Plaintiffs voluntarily dismissed their claims against the members of the Jefferies Board other than the Individual Defendants.  Oral argument on the Motions to Dismiss was held on November 4, 2013.  On November 7, 2013, the Court entered its Order Regarding Defendants’ Motion to Dismiss, which granted Defendants’ Motions in part and denied them in part.

H. On January 30, 2014, Plaintiffs filed and served the operative Verified Second Amended Class Action Complaint alleging that the Individual Defendants breached their fiduciary duties as Jefferies directors in connection with the Merger and that Leucadia aided and abetted those breaches.
I. The Parties engaged in discovery between April 2013 and October 2014, including the production, review and analysis of over 17,000 documents, and depositions of defendant Richard B. Handler (Chairman of the Board of Jefferies and an executive officer of Jefferies during the Class Period), defendant Brian P. Friedman (member of the Jefferies Board and an executive officer of Jefferies during the Class Period), defendant Joseph S. Steinberg (member of the Jefferies Board and the Leucadia Board and President of Leucadia during the Class Period), Robert Joyal (member of the Jefferies Board during the Class Period), Michael O’Kane (member of the Jefferies Board during the Class Period), Joseph Orlando (Chief Financial Officer of Leucadia during the Class Period), David Head (Co-Head of the Financial Institutions Investment Banking Group at Citigroup, who served as the financial advisor for Jefferies’ Transaction Committee), Mark Zmijewski (Plaintiffs’ damages/valuation expert), and Kevin Dages (Defendants’ damages/valuation expert).
J. On September 20, 2013, Plaintiffs filed their Motion for Class Certification.  On May 30, 2014, after full briefing and depositions of the named

Plaintiffs, Defendants withdrew their opposition to class certification, and the Court issued an Order certifying a class, certifying Plaintiffs as representatives of the class, and appointing Co-Lead Counsel as counsel for the class.
K. On July 22, 2014, Defendants filed their Opening Brief in Support of Defendants’ Motion for Summary Judgment.  On August 21, 2014, Plaintiffs filed their Brief in Opposition to Defendants’ Motion for Summary Judgment, and, on September 5, 2014, Defendants filed their Reply Brief in Support of Defendants’ Motion for Summary Judgment.  Following oral argument on September 16, 2014, the Court denied Defendants’ Motion for Summary Judgment on the claims brought against the Individual Defendants and against Leucadia as an alleged aider-abettor, but granted Defendants’ Motion on the controlling stockholder claim brought against the Individual Defendants.
L. After extensive arm’s-length negotiations, the Parties reached an agreement-in-principle to settle the Action, which agreement was memorialized in a term sheet (the “Term Sheet”) dated October 31, 2014.
M. In connection with settlement negotiations, the Parties did not discuss the amount of any potential application by Co-Lead Counsel for attorneys’ fees and expenses.

N. This Stipulation (together with the exhibits hereto) has been duly executed by the undersigned signatories on behalf of their respective clients and reflects the final and binding agreement among the Parties.
O. Based upon their investigation and prosecution of the case, Plaintiffs and Co-Lead Counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable and adequate to Plaintiffs and the other Class Members and in their best interests.  Based on Plaintiffs’ direct oversight of the prosecution of this matter and with the advice of their counsel, each of the Plaintiffs has agreed to settle and release the claims raised in the Action pursuant to the terms and provisions of this Stipulation, after considering (a) the substantial financial benefit that Plaintiffs and the other Class Members will receive under the Settlement, (b) the significant risks of continued litigation and trial, and (c) the desirability of permitting the Settlement to be consummated as provided by the terms and conditions of this Stipulation.
P. This Stipulation constitutes a compromise of matters that are in dispute between the Parties.  Defendants are entering into this Stipulation solely to eliminate the uncertainty, burden and expense of further protracted litigation and to avoid further distraction to Jefferies and Leucadia management.  Each of the Defendants denies any wrongdoing, and this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants, or any other of the Defendants’ Releasees (defined below), with respect to any claim or allegation of any fault, liability, wrongdoing or damage whatsoever, or any infirmity in the defenses that the Defendants have, or could have, asserted.  The Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing or damages whatsoever.  Similarly, this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Plaintiff of any infirmity in any of the claims asserted in the Action, or an admission or concession that any of the Defendants’ defenses to liability had any merit.  Each of the Parties recognizes and acknowledges, however, that the Action has been initiated, filed and prosecuted by Plaintiffs in good faith and defended by Defendants in good faith, that the Action is being voluntarily settled with the advice of counsel, and that the terms and conditions of the Settlement are fair, adequate and reasonable.
NOW THEREFORE, it is hereby STIPULATED AND AGREED, by and among Plaintiffs (individually and on behalf of the Class) and Defendants, by and through their respective undersigned attorneys and subject to the approval of the Court pursuant to Delaware Court of Chancery Rule 23 and the other terms and  conditions set forth herein, that, in consideration of the benefits flowing to the Parties from the Settlement, the Action shall be finally and fully settled, compromised and dismissed with prejudice as to all Class Members, and that each and all Released Claims shall be finally and fully compromised, settled, discharged, released and dismissed with prejudice as to each of the Releasees, upon and subject to the terms and conditions set forth below.
DEFINITIONS
1. As used in this Stipulation and any exhibits attached hereto and made a part hereof, the following capitalized terms shall have the following meanings:
(a) “Action” means the consolidated stockholder class action in the matter styled In re Jefferies Group, Inc. Shareholders Litigation, Consolidated C.A. No. 8059-CB, and includes all actions consolidated therein.
(b) “Administration Costs” means all costs, fees and expenses incurred in connection with administering the Settlement, including but not limited to the costs, fees and expenses incurred in connection with allocating, issuing, distributing, or paying the Settlement Consideration.
(c) “Affiliate” means any entity in which any Defendant owned 25% or more of that entity’s equity  at any time during the Class Period.
(d) “Alternate Judgment” means a form of final judgment that may be entered by the Court herein but in a form other than the form of Judgment provided for in this Stipulation, which Alternate Judgment each of the Defendants and the Co-Lead Plaintiffs agrees to be bound thereby.

(e) “Barred Claims” means any Claim, however styled, whether for indemnification or contribution or otherwise denominated, including Claims for breach of contract or for misrepresentation, where the alleged injury to the claiming Person arises from that Person’s actual or threatened liability to the Class or any Class Member arising out of a Released Plaintiffs’ Claim, including any Claim in which a Person seeks to recover (i) any amounts such Person has or might become liable to pay to the Class or any Class Member based upon or arising out of a Released Plaintiffs’ Claim and/or (ii) any costs, expenses, or attorneys’ fees from defending any Released Plaintiffs’ Claim asserted by the Class or any Class Member.
(f) “Claim” or “Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, interests, debts, expenses, charges, rights, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature and description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, perfected or not perfected, choate or inchoate, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, ripened or unripened, including any Unknown Claims, whether at law or equity, whether based on or arising under state, local, foreign, federal, statutory, regulatory, common or other law or rule and upon any legal theory, no matter how asserted.
(g) “Class” means all Persons who or that held Jefferies common stock at any time during the period from November 11, 2012 through and including the exchange of shares of Jefferies common stock for shares of Leucadia common stock on March 1, 2013 (the “Class Period”).  Excluded from the Class are Jefferies and Leucadia and any Persons who served as one of their Directors (on or after April 1, 2012) or Officers (on or after April 1, 2012), as well as the Individual Defendants and any members of their Immediate Family, and any Person who was an Affiliate of any of the Defendants at any time during the Class Period, and each of the Defendants’ and the other aforementioned excluded Persons’ heirs, legal representatives, successors in interest, transferees and assigns of Jefferies common stock.
(h) “Class Member” means each Person who or that falls within the definition of the Class set forth in ¶ 1(g) herein.
(i) “Class Period” means the period from November 11, 2012 through and including the exchange of shares of Jefferies common stock for shares of Leucadia common stock on March 1, 2013.

(j) “Co-Lead Counsel” means the law firms of Bernstein Litowitz Berger & Grossmann LLP; Grant & Eisenhofer P.A.; Saxena White, P.A.; and Faruqi & Faruqi, LLP.
(k)  “Complaint” means the Verified Second Amended Class Action Complaint filed by Plaintiffs in the Action on January 30, 2014.
(l) “Court” means the Court of Chancery of the State of Delaware.
(m) “Custodian” means a broker-dealer, bank, sub-custodian or other nominee that holds securities in its name on behalf of a beneficial owner.
(n) “Defendants” means the Individual Defendants and Leucadia.
(o) “Defendants’ Counsel” means the law firms of Richards, Layton & Finger, P.A.; Morgan, Lewis & Bockius LLP; Seitz Ross Aronstam & Moritz LLP; Weil, Gotshal & Manges LLP; and Proskauer Rose LLP.
(p) “Defendants’ Releasees” means Defendants and their respective current and former officers, directors, agents, parents, affiliates, subsidiaries, successors, predecessors, assigns, employees, attorneys, insurers, representatives, financial advisors, Immediate Family members, estates, administrators, and executors, in their capacities as such, including, without limitation, Jefferies Group, Inc., Jefferies Group, LLC, Jefferies & Co., Inc., Jefferies LLC, Limestone Merger Sub, LLC, Jasper Merger Sub, Inc., JSP Holdings, Inc., W. Patrick Campbell, Richard G. Dooley, Robert E. Joyal, and Michael T. O’Kane.

(q) “Effective Date” with respect to the Settlement means the date on which all of the events and conditions specified in ¶ 30 of this Stipulation have occurred and been met.
(r) “Escrow Account” means the account described in ¶ 10 into which the Settlement Consideration if paid in cash shall be deposited, which account shall be treated for tax purposes as a Qualified Settlement Fund.
(s) “Exchanged Shares” means Jefferies common stock shares that were exchanged for shares of Leucadia common stock in the Merger.
(t) “Final,” with respect to the Judgment or, if applicable, the Alternate Judgment, or any other court order means: (i) the expiration date of the time provided for filing or noticing of any appeal or review of that judgment or order (including any potential extension of time); or (ii) if an appeal from that judgment or order is filed, the later of (A) the date of final dismissal of all such appeals; (B) the expiration of the time to file a petition for a writ of certiorari or other form of review (including any potential extension of time) or, in the event a petition for a writ of certiorari or other form of review is filed, the date of the denial or final dismissal of any proceeding on certiorari or otherwise; (C) the date that the judgment or order is finally affirmed on an appeal; or (D) if certiorari or other form of review is granted, the date of final affirmance following review pursuant to that grant.  Notwithstanding the foregoing, any appeal or proceeding pertaining solely to an order issued with respect to attorneys’ fees, costs or expenses shall not in any way delay or preclude a judgment from becoming Final.
(u) “Immediate Family” means the spouses, children and parents of an individual, and any members of an individual’s family sharing the same household as the individual, such that the individual would be deemed to have an “indirect pecuniary interest” in any securities held by such members as that term is defined in Securities and Exchange Commission Rule 16a-1(a).
(v) “Individual Defendants” means Richard B. Handler, Brian P. Friedman, Ian M. Cumming, and Joseph S. Steinberg.
(w) “Judgment” means the final judgment, substantially in the form attached hereto as Exhibit B, to be entered by the Court approving the Settlement.
(x) “Litigation Expenses” means costs and expenses incurred in connection with commencing, prosecuting and settling the Action.
(y) “New York Actions” means, collectively and individually, the three actions filed individually in the Supreme Court for the State of New York styled Howard Lasker IRA v. Jefferies Group, Inc., et al. (Index No. 653924/2012), in New York County; Lowinger v. Leucadia National Corp., et al. (Index No. 653958/2012), in New York County; and Jiannaras v. Jefferies Group, Inc., et al. (Index No. 702866/2012), in Queens County.

(z) “Notice” means the Notice of Pendency and Proposed Settlement of Class Action, Settlement Fairness Hearing, and Right to Appear, substantially in the form attached hereto as Exhibit 1 to Exhibit A, which is to be mailed to Class Members in accordance with the Scheduling Order.
(aa) “Notice Costs” means all costs, fees and expenses incurred in connection with providing notices to the Class.
(bb) “Officer” means any officer as that term is defined in Securities and Exchange Commission Rule 16a-1(f).
(cc) “Parties” means Defendants and Plaintiffs, on behalf of themselves and the Class.
(dd) “Person” means an individual, corporation, partnership, association, joint stock company, estate, legal representative, trust, government (or any political subdivision, department, agency, official, or instrumentality thereof) and any other type of business or legal entity.
(ee) “Plaintiffs” means Laborers’ District Council Pension and Disability Trust Fund No. 2, Genesee County Employees’ Retirement System, Elizabeth Gelfand, and Oklahoma Firefighters Pension & Retirement System.
(ff)  “Plaintiffs’ Releasees” means Plaintiffs and any and all other Class Members, and their respective current and former officers, directors, agents, parents, affiliates, subsidiaries, successors, predecessors, assigns, employees, attorneys, insurers, representatives, financial advisors, Immediate Family members, estates, administrators, and executors, in their capacities as such.
(gg) “Proxy” means the Joint Proxy Statement/Prospectus filed on behalf of Jefferies and Leucadia in connection with the Merger on January 29, 2013.
(hh) “Qualified Settlement Fund” means a fund within the meaning of Treasury Regulations § 1.468B-1.  The Escrow Account shall be treated for tax purposes as a Qualified Settlement Fund under this Settlement Agreement.
(ii) “Released Claims” means, collectively, each and all of the Released Defendants’ Claims and each and all of the Released Plaintiffs’ Claims.
(jj) “Released Defendants’ Claims” means any and all Claims (i) that previously existed, currently exist, or that exist as of the date of the approval of the Settlement by the Court; (ii) that were or could have been asserted by any or all of the Releasing Defendant Persons against any or all of the Plaintiffs’ Releasees in the Action, in any other federal or state court, or in any other court, tribunal, arbitration, proceeding, administrative agency or other forum in the United States or elsewhere; and (iii) that arise out of or relate in any way to the institution, prosecution, settlement or dismissal of the claims against the Defendants or the original defendants in the Action (or any of the constituent actions that constitute the Action).  Released Defendants’ Claims do not include any Claims relating to the enforcement of the Settlement or this Stipulation.
(kk) “Released Plaintiffs’ Claims” means any and all Claims (i) that previously existed, currently exist, or that exist as of the date of the approval of the Settlement by the Court; (ii) that were or could have been asserted by any or all of the Releasing Plaintiff Persons against any or all of the Defendants’ Releasees in the Action, in any other federal or state court, or in any other court, tribunal, arbitration, proceeding, administrative agency or other forum in the United States or elsewhere; (iii) that arise out of or relate to any or all of the Releasing Plaintiff Persons’ ownership of Jefferies common stock, their status as holders of Jefferies common stock, or their Jefferies common stock holdings during the Class Period; and (iv) that are based upon, arise out of, relate in any way to, concern, or involve, in whole or in part, any of the facts, matters, occurrences, conduct, allegations, representations, omissions, transactions, actions, things or causes whatsoever, or any series thereof, that were alleged, asserted, raised, made, set forth, claimed, embraced, involved in, or referred to, in whole or in part, in the Complaint or in any of the other complaints, pleadings or briefs filed by any of the Plaintiffs in the Action, including but not limited to those allegations concerning the following:  (A) the Merger, (B) the Merger Agreement, (C) any actions, omissions, deliberations, or negotiations in connection with the Merger, including the process of deliberation or negotiation, by each of Jefferies and Leucadia and any and all of their respective officers, directors, employees, representatives or advisors, (D) the consideration paid by Leucadia and received by Class Members in connection with the Merger, (E) the Proxy as well as any other disclosures, public filings, periodic reports, press releases, amendments, information statements, solicitation materials, prospectuses, notifications or other statements issued, made available, propounded, disseminated, published or filed relating to or discussing, in whole or in part, the Merger, (F) the Voting Agreements, (G) any fiduciary or other obligations of any of the Defendants’ Releasees in connection with the Merger or the Merger Agreement, including the negotiation and consideration of the Merger or any disclosures related thereto, and/or (H) any actual or potential conflicts of interest involving any Defendant or Defendants’ Releasees in connection with the Merger.  Without limiting any of the foregoing, the Released Plaintiffs’ Claims specifically include all of the claims alleged in the New York Actions.  Released Plaintiffs’ Claims do not include any Claims relating to the enforcement of the Settlement or this Stipulation.
(ll) “Releasee(s)” means, collectively, each and all of the Defendants’ Releasees and each and all of the Plaintiffs’ Releasees.
(mm) “Releases” means the releases set forth in ¶¶ 16-19 of this Stipulation.

(nn) “Releasing Defendant Persons” means each and all of the following:  Jefferies and each and every Defendant, on behalf of themselves, each of the other Defendants’ Releasees, and each and all of the Defendants’ Releasees’ respective successors in interest, predecessors, representatives, trustees, executors, Affiliates, administrators, agents, heirs, estates, assigns, or transferees, immediate and remote, in their capacities as such, and any other Person who has or claims to have the right, ability, standing or capacity to assert, prosecute or maintain on behalf of Jefferies and/or any of the Defendants any of the Released Defendants’ Claims (or to obtain the proceeds of any recovery therefrom), whether in whole or in part.
(oo) “Releasing Persons” means, collectively, each and all of the Releasing Defendant Persons and each and all of the Releasing Plaintiff Persons.
(pp) “Releasing Plaintiff Persons” means each and all of the following:  Plaintiffs, each and every other Class Member (regardless of whether or not that Person sought, was entitled to seek, or in fact receives any of the Settlement Consideration), on behalf of themselves and each and all of their respective successors in interest, predecessors, representatives, trustees, executors, affiliates, administrators, agents, heirs, estates, assigns, or transferees, immediate and remote, in their capacities as such, and any other Person who has or claims to have the right, ability, standing or capacity to assert, prosecute or maintain on behalf of any Class Member any of the Released Plaintiffs’ Claims (or to obtain the proceeds of any recovery therefrom), whether in whole or in part.
(qq) “Scheduling Order” means the order, substantially in the form attached hereto as Exhibit A, to be entered by the Court scheduling the Settlement Fairness Hearing and directing that Notice of the Settlement be provided to the Class.
(rr) “Settlement” means the settlement between Plaintiffs and Defendants on the terms and conditions set forth in this Stipulation.
(ss) “Settlement Administrator” means Donlin, Recano & Company, Inc.
(tt) “Settlement Consideration” means the consideration defined in ¶ 2 below.
(uu) “Settlement Fairness Hearing” means the hearing set by the Court to consider final approval and fairness of the Settlement.
(vv) “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Class Action, Settlement Fairness Hearing, and Right to Appear substantially in the form attached hereto as Exhibit 2 to Exhibit A, to be published as set forth in the Scheduling Order.
(ww) “Taxes” means all federal, state and/or local taxes of any kind (including any interest or penalties thereon) on any income earned by the cash component of the Settlement Consideration prior to its distribution to Class Members.
(xx) “Unknown Claims” means any Released Plaintiffs’ Claims that any Releasing Plaintiff Person does not know or suspect to exist in his, her or its favor at the time of the release of such Released Plaintiffs’ Claims, and any Released Defendants’ Claims that any Releasing Defendant Person does not know or suspect to exist in his, her or its favor at the time of the release of such Released Defendants’ Claims, which, if known by him, her or it, might have affected his, her or its decision(s) with respect to this Settlement.  With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date, Plaintiffs and Defendants shall expressly waive and relinquish, and each of the other Releasing Plaintiff Persons and each of the other Releasing Defendant Persons shall be deemed to have waived and relinquished, and by operation of the Judgment or the Alternate Judgment, if applicable, shall have expressly waived and relinquished, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, that is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST

HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Plaintiffs and Defendants expressly acknowledge (and the other Releasing Persons shall be deemed by operation of law and the Judgment (or Alternate Judgment, if applicable) to have acknowledged) that it/she/he may hereafter discover facts in addition to or different from those that it/she/he now knows or believes to be true with respect to the subject matter of the Released Claims, but that it is nevertheless its/her/his intention to fully, finally and forever settle and release those Released Claims without regard to the subsequent discovery of any such additional or different facts.  Each of Plaintiffs acknowledges, and each of the other Class Members shall be deemed by operation of law and the Judgment (or Alternate Judgment, if applicable) to have acknowledged, that the foregoing waiver was separately bargained for and is a material element of the Settlement.
(yy) “Voting Agreements” means certain voting agreements entered into on November 11, 2012 by and among Leucadia, BEI Jeffvest, LLC, Jefferies, Cumming, Steinberg, Handler, and Friedman.
THE SETTLEMENT CONSIDERATION
2. In consideration of the Settlement of the Released Plaintiffs’ Claims against Defendants and the other Defendants’ Releasees, Defendants shall pay or cause to be paid $70 million for the benefit of the Class (the “Settlement

Consideration”). Defendants have no obligation to pay the Settlement Consideration before the Effective Date.
3. Defendants have retained the Settlement Administrator to assist in distribution of the Notice and the Settlement Consideration.
4. The Settlement Consideration shall be distributed to Class Members who or that exchanged Exchanged Shares.  The Settlement Administrator and/or Leucadia shall obtain from Jefferies, Jefferies’ transfer agent and/or the Depository Trust Company the names of Class Members or Custodians who or which exchanged Exchanged Shares, and the number of Exchanged Shares exchanged by such Class Members or Custodians.  Jefferies will use reasonable efforts to generate a list of Persons excluded from the Class by definition, which list shall be provided to Plaintiffs’ Counsel and the Custodians.
5. The Settlement Consideration will be allocated to each Class Member eligible to receive such consideration proportionately based on the number of Exchanged Shares exchanged by the eligible Class Member as compared to the total number of Exchanged Shares exchanged by all eligible Class Members.
6. Custodians will be directed to distribute Settlement Consideration to eligible Class Members in accordance with the foregoing formula.
7. At Leucadia’s option, the Settlement Consideration shall be paid either (a) in cash; or (b) in freely tradable shares of Leucadia common stock

(“Settlement Shares”).  Leucadia must provide written notification to Co-Lead Counsel of its election to pay the Settlement Consideration in cash or Settlement Shares no later than five (5) business days before the date set by the Court for the Settlement Fairness Hearing (the “Election Date”).
8. Except as to Class Members who or which are not known to Defendants or who or which cannot be readily identified or located, the Settlement Consideration (whether paid in the form of cash or Settlement Shares) shall be distributed to eligible Class Members or their Custodians no later than ten (10) calendar days after the Effective Date (the “Distribution Date”).  Defendants shall promptly distribute the Settlement Consideration to eligible Class Members or their Custodians whose identities are made known to Defendants after the Distribution Date.  Notwithstanding the foregoing, Defendants shall distribute 100% of the Settlement Consideration to known eligible Class Members or their Custodians within ninety (90) days after the Effective Date.
9. If Leucadia elects to pay the Settlement Consideration in the form of Settlement Shares:
(a)  Such shares shall: (i) be issued as freely tradable shares of Leucadia common stock valued at the average of the daily closing prices of Leucadia common stock for the five (5) business days immediately following the

Election Date; and (ii) be listed on the New York Stock Exchange at the time of issuance.
(b) If Leucadia chooses to rely on Section 3(a)(10) of the Securities Act of 1933 as an exemption to registration of the Settlement Shares, the Parties and their counsel will cooperate so that each of the following conditions will be satisfied:  (i) Class Members shall be given adequate notice of the Settlement Fairness Hearing; (ii) there shall be no improper impediments to the appearance by any Class Member at the Settlement Fairness Hearing; (iii) the Court shall be advised before the Settlement Fairness Hearing that Leucadia will rely on the Section 3(a)(10) exemption based on the Court’s approval of the issuance of the Settlement Shares as the consideration provided in exchange for the release of the Released Plaintiffs’ Claims against the Defendants’ Releasees; (iv) the Settlement Fairness Hearing shall include consideration of the fairness of the terms and conditions of the issuance of the Settlement Shares in exchange for release of the Released Plaintiffs’ Claims against the Defendants’ Releasees; and (v) the order to be entered by the Court shall approve the fairness of the issuance of the Settlement Shares in exchange for release of the Released Plaintiffs’ Claims against the Defendants’ Releasees.
(c) No certificates or scrip representing fractional shares of Leucadia common stock shall be issued in connection with the issuance of any

Settlement Shares.  Instead, any Class Member eligible to receive Settlement Consideration who or which otherwise would have been eligible to receive a fraction of a share of Leucadia common stock in connection with the issuance of Settlement Shares as provided in this Paragraph shall be eligible to receive a cash payment in lieu of such fractional share as determined by multiplying the fraction of the share of Leucadia common stock the Class Member otherwise would be eligible to receive as a Settlement Share by the average of daily closing prices of Leucadia common stock for the five (5) business days immediately following the Election Date, which cash payment shall be distributed as if Leucadia elected to distribute the Settlement Consideration in the form of cash as provided in Paragraph 10 below.
10. If Leucadia elects to pay the Settlement Consideration in the form of cash:
(a) The Settlement Consideration shall be transferred to the Escrow Account no later than ten (10) business days after the Judgment or Alternate Judgment is entered.
(b) All necessary steps to enable the Escrow Account to be treated as a Qualified Settlement Fund for tax purposes shall be taken, including the timely filing by Leucadia and/or its agents of all elections and statements required for tax purposes pursuant to Treas. Reg. §§ 1.468B-0 through 1.468B-5, or any other relevant statutes, regulations, or published rulings now or hereafter enacted or promulgated, for all taxable years of the Escrow Account, beginning with the date of its establishment.  Leucadia shall be the “administrator” of the Qualified Settlement Fund(s) for tax purposes under Treas. Reg. §§ 1468 B-0 through B-5, shall file or cause to be filed on a timely basis any required federal, state, and local tax returns, and shall cause any Taxes due on the income of the Qualified Settlement Fund to be paid from the Escrow Account.  The Parties agree that the Escrow Account shall be treated as a Qualified Settlement Fund, as provided in Treas. Reg. §§ 1.468B-0 through 1.468B-5, from the earliest date possible, and any relation-back election required to treat the Escrow Account as a Qualified Settlement Fund from the earliest date possible may be made by Defendants.  Co-Lead Counsel and Leucadia’s counsel shall cooperate to the extent necessary to comply with this ¶ 10.  Taxes due on income earned by the Escrow Account shall be paid by the Escrow Account.  The cost for preparation of applicable tax returns shall be paid for first by any income earned by the Escrow Account and, if such income is insufficient, by Leucadia.
(c) No later than three (3) business days after the Effective Date, the Settlement Consideration, if in the form of cash, shall be transferred to an account controlled by the Settlement Administrator (the “Distribution Account”).

11. In the event that any of the Settlement Consideration is undeliverable or in the event a check is not cashed by the stale date (i.e., more than six months from the check’s issue date), the following procedures shall govern:
(a) For Settlement Consideration distributed by a Custodian, the Custodian shall follow its respective policies with respect to further attempted distribution or escheatment;
(b) For Settlement Consideration distributed to Class Members directly by the Settlement Administrator, or for any Settlement Consideration returned by a Custodian to the Settlement Administrator, the Settlement Administrator shall use reasonable efforts to locate the Class Member and re-attempt distribution.  If such efforts are unsuccessful, the Settlement Consideration shall be escheated in accordance with applicable law.
12. Defendants and their agents will be entitled to deduct and withhold from the amounts otherwise payable by them to any Person pursuant to this Stipulation such amounts as Defendants or their agents determine may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law.  In the event that any amount is so deducted and withheld, such withheld amounts will be treated for all purposes of this Settlement as having been paid to the Person from whom such amounts were withheld.

13. Defendants (or their successor(s) in interest) and/or their insurance carriers shall be responsible for paying any and all Notice Costs and Administration Costs, and in no event shall the Settlement Consideration be used or reduced to pay any Notice Costs or Administration Costs, nor shall Plaintiffs, any other Class Member, or their attorneys be responsible for paying any Notice Costs or Administration Costs set forth herein.
14. Upon the occurrence of the Effective Date, neither Defendants nor any other Person that paid or will pay any portion of the Settlement Consideration on their behalf shall have any right to the return of the Settlement Consideration, or any portion thereof or any income earned thereon.
15. No Defendant or any Defendant Releasee shall have any obligation to pay, or responsibility or liability for, any additional amounts, expenses, costs, damages or fees to or for the benefit of any Persons other than the Settlement Consideration, the Notice Costs, Administration Costs, Taxes, and the Fee and Expense Award.
RELEASE OF CLAIMS
16. The obligations incurred pursuant to this Stipulation are in consideration of the full and final dismissal, discharge, settlement and disposition, with prejudice, of: (a) the Action; (b) any and all Released Plaintiffs’ Claims as against the Defendants’ Releasees by any and all of the Releasing Plaintiff

Persons; and (c) any and all Released Defendants’ Claims as against  the Plaintiffs’ Releasees by any and all of the Releasing Defendant Persons.
17. Pursuant to the Judgment, or the Alternate Judgment, if applicable, without further action by anyone, upon the Effective Date, the Releasing Plaintiff Persons (regardless of whether the Class Member is entitled to or actually receives any of the Settlement Consideration) shall: (a) have, and by operation of law and of the Judgment (or the Alternate Judgment, if applicable) shall be deemed to have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged with prejudice each and every Released Plaintiffs’ Claim against Defendants and the other Defendants’ Releasees, (b) by operation of law and of the Judgment (or the Alternate Judgment, if applicable) be deemed to have covenanted not to sue any of the Defendants’ Releasees with respect to any and all of the Released Plaintiffs’ Claims, and (c) forever be barred and enjoined by operation of the Judgment (or the Alternate Judgment, if applicable) from filing, commencing, intervening in, participating in (whether as a class member or otherwise), instituting, maintaining, prosecuting, seeking relief in (including filing an application or motion for preliminary or permanent injunctive relief) or receiving any recovery, remedy, benefits or other relief from any other lawsuit, arbitration or other proceeding in any jurisdiction that asserts any or all of the Released Plaintiffs’ Claims against any of the Defendants’ Releasees.

18. Pursuant to the Judgment, or the Alternate Judgment, if applicable, without further action by anyone, upon the Effective Date, the Releasing Defendant Persons shall (a) have, and by operation of law and of the Judgment (or the Alternate Judgment, if applicable) shall be deemed to have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged with prejudice each and every Released Defendants’ Claim against Plaintiffs and the other Plaintiffs’ Releasees, (b) by operation of law and of the Judgment (or the Alternate Judgment, if applicable) be deemed to have covenanted not to sue any of the Plaintiffs’ Releasees with respect to any and all of the Released Defendants’ Claims, and (c) forever be barred and enjoined by operation of the Judgment (or the Alternate Judgment, if applicable) from filing, commencing, intervening in, participating in (whether as a class member or otherwise), instituting, maintaining, prosecuting, seeking relief in (including filing an application or motion for preliminary or permanent injunctive relief) or receiving any recovery, remedy, benefits or other relief from any other lawsuit, arbitration or other proceeding in any jurisdiction that asserts any or all of the Released Defendants’ Claims against any of the Plaintiffs’ Releasees.
19. Notwithstanding anything to the contrary above, nothing in the Judgment, or the Alternate Judgment, if applicable, shall bar any action by any of the Parties to enforce or effectuate the terms of this Stipulation or the Judgment, or the Alternate Judgment, if applicable.
SCHEDULING ORDER
20. Promptly upon execution of this Stipulation, Plaintiffs and Defendants shall submit this Stipulation to the Court and shall jointly apply for entry of the Scheduling Order, substantially in the form attached hereto as Exhibit A, providing for, among other things, approval of the form and content of notice of the Settlement and scheduling of the Settlement Fairness Hearing.
21. The Scheduling Order to be proposed by the Parties shall contain a provision that, pending final approval of the Settlement, Plaintiffs and all other Class Members (and other Releasing Plaintiff Persons) – and anyone else purporting to act on behalf of, for the benefit of, or derivatively for any of such Persons – are barred and preliminarily enjoined from filing, commencing, prosecuting, intervening in, or asserting any of the Released Plaintiffs’ Claims against the Defendants’ Releasees in this Action, or any other action, in any jurisdiction or forum.
22. From the date of this Stipulation through and including final approval of the Settlement by the Court, Plaintiffs agree to stay the Action and not to initiate, participate in, or assist in the prosecution of any proceedings arising out of, based upon or concerning  the Released Plaintiffs’ Claims, other than those matters necessary to implement and effectuate the Settlement itself.  Plaintiffs also agree, from the date of this Stipulation forward, to use best efforts in working with Defendants’ Releasees to prevent, stay, seek dismissal of, or oppose entry of any interim or final relief in favor of any Class Member in any litigation (whether or not it has been previously filed) against any of Defendants’ Releasees that asserts any of the Released Plaintiffs’ Claims against any of Defendants’ Releasees or that challenges the Settlement.  If any action is filed or prosecuted in any court asserting any of the Released Plaintiffs’ Claims against any of the Defendants’ Releasees, Plaintiffs shall use best efforts in working with Defendants’ Releasees to obtain the dismissal or withdrawal of such litigation, including where appropriate joining in any motion to dismiss or demurrer to such litigation; provided, however, that Plaintiffs’ obligations under this Paragraph shall end if the Court does not approve the Settlement or if the Court’s approval does not become Final.
NOTICE
23. In accordance with the terms of the Scheduling Order to be entered by the Court, Leucadia or its successor-in-interest shall (a) use reasonable efforts to cause the Notice to be mailed to those Class Members who or which were sent notice of the Merger or who or which exchanged Exchanged Shares; (b) cause the Summary Notice to be published at least once in a nationwide newspaper; and (c)

file a Form 8-K that shall contain a copy of the Notice.  A copy of the Notice shall also be posted to the respective firm websites of Bernstein Litowitz Berger & Grossmann LLP (“BLB&G”) and Grant & Eisenhofer P.A. (“G&E”).
24. Defendants (or their successor(s) in interest) and/or their insurance carriers shall pay any and all Notice Costs regardless of whether the Court approves the Settlement, and in no event shall the Settlement Consideration be used or reduced to pay any Notice Costs, nor shall Plaintiffs, any other Class Member, or their attorneys be responsible for paying any Notice Costs (with the exception of any costs incurred by BLB&G and G&E in connection with posting the Notice to their firm websites).
TERMS OF THE JUDGMENT
25. If the Settlement contemplated by this Stipulation is approved by the Court, Co-Lead Counsel and Defendants’ Counsel shall jointly request that the Court enter a Judgment, substantially in the form attached hereto as Exhibit B, which shall include, among other provisions:
(a) the complete dismissal of the Action with prejudice;
(b) the Releases and liability protections set forth in Paragraphs 16-19 of this Stipulation; and
(c) a bar order (“Bar Order”) providing that:

i. any and all Persons are permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting any Barred Claim against any Defendants’ Releasee.  All such Barred Claims are extinguished, discharged, satisfied, and unenforceable, subject to a hearing to be held by the Court, if necessary; provided, however, that if the Class or any Class Member obtains any judgment against any such Person based upon, arising out of, or relating to any Released Plaintiffs’ Claim for which such Person and any of the Defendants’ Releasees are found to be jointly liable, that Person shall be entitled to a judgment credit equal to an amount that is the greater of (A) an amount that corresponds to such Defendants’ Releasee’s or Defendants’ Releasees’ percentage of responsibility for the loss to the Class or Class Member or (B) the amount paid by or on behalf of Defendants to the Class or Class Member for common damages, unless the court entering such judgment orders otherwise;
ii. each and every Defendants’ Releasee is permanently barred, enjoined, and restrained from commencing, prosecuting, or asserting any Barred Claim against any other Person (including any other Defendants’ Releasee).  All such Barred Claims are hereby extinguished, discharged, satisfied, and unenforceable;
iii. notwithstanding anything stated in this Bar Order, if any Person (for purposes of this Bar Order, a “petitioner”) commences against any of the Defendants’ Releasees any action asserting a Barred Claim, and if such Barred Claim is not barred by a court pursuant to this Bar Order or is otherwise not barred by this Bar Order, neither this Bar Order nor this Stipulation shall bar that Defendants’ Releasee from asserting its own Barred Claims against such petitioner; provided, however, that nothing in this Bar Order or this Stipulation shall prevent the Settling Parties from taking such steps as are necessary to enforce the terms of this Stipulation; and
iv. if any term of this Bar Order entered by the Court is held to be unenforceable after the date of entry, such provision shall be substituted with such other provision as may be necessary so as to afford all of the Defendants’ Releasees the fullest protection permitted by law from any Barred Claims.
ATTORNEYS’ FEES AND LITIGATION EXPENSES
26. Co-Lead Counsel will apply to the Court for an award of attorneys’ fees and reimbursement of Litigation Expenses (the “Fee and Expense Application”).  Co-Lead Counsel will also apply to the Court for an Service Award payable to the Co-Lead Plaintiffs (the “Service Award”), which the Parties agree will be paid out of the award of attorneys’ fees.  The Parties will seek to negotiate the amount of such fees and Litigation Expenses and any Service Award after this Stipulation has been executed but before Notice is provided in accordance with Paragraph 23 of this Agreement.  Co-Lead Counsel agree not to seek attorneys’

fees or Litigation Expenses or Service Award from the Court in excess of the amount to be negotiated with counsel for Defendants.  In the event the Parties are unable to reach agreement concerning the Fee and Expense Application or any Service Award, Defendants may oppose the amount of the fees and Litigation Expenses sought by Co-Lead Counsel in the Fee and Expense Application.  However, any failure by the Parties to reach agreement on an amount of fees and Litigation Expenses or Service Award, or by the Court to approve the amount of such fees and Litigation Expenses or Service Award, shall not affect the validity of the Settlement.  Notwithstanding any other provision of this Agreement, no attorneys’ fees or Litigation Expenses or Service Award shall be paid to Co-Lead Counsel in the absence of an entry by the Court of the Judgment or, if applicable, the Alternate Judgment.
27. Defendants (or their successor(s) in interest) and/or their insurance carriers shall pay any Service Award or attorneys’ fees and Litigation Expenses awarded by the Court to Co-Lead Counsel (the “Fee and Expense Award”).  The Fee and Expense Award shall be made as a cash payment to Co-Lead Counsel that is separate and apart from the payment of the Settlement Consideration to eligible Class Members, and in no event shall the Fee and Expense Award be paid from the Settlement Consideration or reduce the amount of the Settlement Consideration to be paid to eligible Class Members. Any Service Award shall be made as a cash payment to the designated recipient under such terms as authorized by the Court, and in no event shall any Service Award be paid from the Settlement Consideration or reduce the amount of the Settlement Consideration to be paid to eligible Class Members.
28. The Fee and Expense Award shall be paid to G&E, on behalf of Co-Lead Counsel, no later than ten (10) business days after the later of (a) the date of the Court’s order approving the Settlement or (b) the date of the Court’s order awarding the Fee and Expense Award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to G&E’s obligation (and to the extent any fees and/or expense reimbursements have been allocated to any of the other Co-Lead Counsel, such counsel’s obligation) to make appropriate refunds or repayments to Defendants (or their successor(s) in interest) or any applicable insurer if the Settlement is terminated pursuant to the terms of this Stipulation or if, as a result of any appeal or further proceedings on remand, or successful collateral attack, the Fee and Expense Award is reduced or reversed and such order reducing or reversing the award has become Final.  Such refund or repayment shall be made in full no later than ten (10) business days after (a) G&E and BLB&G receive from Defendants’ Counsel notice of the termination of the Settlement, or (b) any order reducing or reversing the Fee and Expense Award has become Final.  An award of attorneys’ fees and/or Litigation Expenses is not a necessary term of this Stipulation and is not a condition of the Settlement embodied herein.  Neither Plaintiffs nor Co-Lead Counsel may cancel or terminate the Settlement based on the Court’s or any appellate court’s ruling with respect to attorneys’ fees and/or Litigation Expenses.
29. BLB&G and G&E shall allocate the attorneys’ fees awarded amongst Co-Lead Counsel in a manner that they, in good faith, believe reflects the contributions of such counsel to the institution, prosecution and settlement of the Action.  Defendants’ Releasees shall have no responsibility for or liability whatsoever with respect to the allocation of attorneys’ fees or Litigation Expenses.
EFFECTIVE DATE; TERMINATION OF SETTLEMENT

30. The Settlement shall become effective on the Effective Date, which shall be the date on which all of the following events and conditions have occurred or been met: (a) Final approval by the Court of the Settlement, following Notice to the Class and the Settlement Fairness Hearing; (b) entry by the Court of a Judgment substantially in the form set forth in Exhibit B annexed hereto (or, if applicable entry of an Alternate Judgment); (c) the Judgment (or, if applicable, the Alternate Judgment) becomes Final; and (d) none of the Parties has terminated the Settlement or this Stipulation pursuant to ¶ 33 herein.

31. Notwithstanding anything in this Stipulation, the Effective Date (and the effectiveness of the Settlement) does not depend in any way on the resolution of any orders, proceedings, rulings, consideration, appeals or other matters concerning, relating to, based upon or arising out of any application by Co-Lead Counsel for an award of attorneys’ fees and Litigation Expenses in connection with the Settlement (including the allocation of such fees among counsel).
32. Upon the Effective Date, any and all remaining interest or right of the Defendants in or to the Settlement Consideration shall be absolutely and forever extinguished, and the Releases herein shall be effective.
33. Plaintiffs, provided they unanimously agree, and Defendants, provided they unanimously agree, shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to the other Parties within ten (10) calendar days after: (a) the Court’s declining to enter the Scheduling Order in any material respect; (b) the Court’s refusal to approve the Settlement or any material part thereof; (c) the Court’s modification of the Settlement as set forth in this Stipulation in any material respect; (d) the Court’s declining to enter the Judgment in any material respect; (e) the Court’s entry of an Alternate Judgment that a Party concludes, in good faith, is not acceptable; (f) the date upon which an order modifying or reversing the Judgment in any material respect becomes Final; or (g) the date upon which an order modifying or reversing an Alternate Judgment in any material respect becomes Final.  Upon termination in accordance with this ¶ 33, the provisions of ¶ 34 below shall apply.  The Parties agree that any modification made to the Releases or the other liability protection provisions contained in ¶¶ 16-19 hereof shall be “material” within the meaning of this Paragraph.
34. If the Settlement is terminated by Plaintiffs or Defendants pursuant to ¶ 33 above, then:
(a) The Settlement shall be canceled;
(b) Plaintiffs and Defendants shall revert to their respective positions in the Action immediately prior to their entering into the Term Sheet on October 31, 2014; and
(c) The terms and provisions of this Stipulation, with the exception of this ¶ 34 and ¶¶ 35, 36, and 37 below, and the Term Sheet shall be null and void and have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and shall not be admissible or usable at trial or otherwise, and
(d) The provisions of ¶¶ 36 and 37 shall remain in full force and effect, and any Judgment, Alternate Judgment, if applicable, and/or other orders entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.

35. The Parties agree that any disputes concerning the termination of the Settlement pursuant to ¶ 33 shall be presented to the Court, which shall have exclusive jurisdiction to resolve and rule as to whether this Stipulation has been properly terminated.
NO ADMISSION OF WRONGDOING
36. Each and all of the Defendants: (a) deny and continue to deny that they have committed, or aided or abetted in the commission of, any unlawful or wrongful act or violation of any duty owed to Plaintiffs in the Action, any Class Member or any other Person in connection with the Released Plaintiffs’ Claims and the subject matter thereof; (b) maintain that they diligently and scrupulously complied with all of their legal duties and obligations in connection therewith; and (c) are entering into this Stipulation solely because the proposed Settlement will eliminate the distraction, burden and expense of continued litigation.
37. Neither the Term Sheet, this Stipulation (including the exhibits hereto), the Settlement (whether or not consummated), the negotiations leading to the execution of the Term Sheet and this Stipulation, nor any proceedings taken pursuant to or in connection with the Term Sheet, this Stipulation and/or approval of the Settlement (including any arguments proffered in connection therewith):
(a) shall be offered against any of the Defendants’ Releasees as evidence of, or construed as, or deemed to be evidence of any presumption,

concession, or admission by any of the Defendants’ Releasees with respect to the truth of any fact alleged by Plaintiffs or the validity of any Claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in the Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Defendants’ Releasees or in any way referred to for any other reason as against any of the Defendants’ Releasees, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation or the Settlement, or to enforce the Judgment;
(b) shall be offered against any of the Plaintiffs’ Releasees as evidence of, or construed as, or deemed to be evidence of any presumption, concession or admission by any of the Plaintiffs’ Releasees that any of their Claims are without merit, that any of the Defendants’ Releasees had meritorious defenses, or that the damages recoverable under the Complaint would not have exceeded the value of the Settlement Consideration or with respect to any liability, negligence, fault or wrongdoing of any kind, or in any way referred to for any other reason as against any of the Plaintiffs’ Releasees, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation or the Settlement;

(c) shall be construed against any of the Releasees as an admission, concession, or presumption that the consideration to be given hereunder represents the amount that could be or would have been recovered after trial; provided, however, that if this Stipulation is approved by the Court, the Parties and the Releasees and their respective counsel may refer to it to effectuate the protections from liability granted in this Stipulation and the Settlement or otherwise to enforce the terms and conditions of this Stipulation or the Settlement; or
(d) shall be construed, offered, interpreted, deemed, or received in evidence or otherwise against any of the Defendants’ Releasees or Plaintiffs’ Releasees in any other civil, criminal, or administrative action, litigation, or proceeding, except in connection with any proceeding to enforce the terms of this Stipulation, the Settlement, or the Judgment (or Alternate Judgment, if applicable).
38. Notwithstanding the foregoing, if the Judgment (or, if applicable, the Alternate Judgment) is entered by the Court, the Defendants’ Releasees and the Plaintiffs’ Releasees may file, offer, refer to and otherwise employ the Settlement and this Stipulation: (a) to enforce the terms of the Settlement; (b) to enforce or effectuate the Releases and other protections from liability granted hereunder (including those set forth in ¶¶ 16 - 19); and/or (c) to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, discharge, good faith settlement, judgment bar or reduction, any theory of claim preclusion or issue preclusion or similar defense or counterclaim.
MISCELLANEOUS PROVISIONS
39. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.  Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms and conditions of this Stipulation and the terms of any exhibit attached hereto, the terms and conditions of this Stipulation shall prevail.
40. Each of the Plaintiffs and each of the Defendants represents and warrants that: (a) he, she or it has made such investigation of the facts pertaining to the Settlement provided for in this Stipulation, and all of the matters pertaining thereto, as such Party deems necessary and advisable; and (b) he, she or it, or a responsible officer, partner, fiduciary, counsel (including Co-Lead Counsel and Defendants’ Counsel) or other such similar Person thereof, has read this Stipulation and understands the contents hereof.
41. Each of the Plaintiffs represents and warrants that he, she or it is a Class Member, and that, to his, her or its knowledge, none of his, her, or its Released Plaintiffs’ Claims has been assigned, encumbered, or in any manner transferred in whole or in part.  Each of the Plaintiffs represents and warrants that he, she or it has not nor will he, she or it attempt to, assign, encumber, or in any manner transfer in whole or in part any of his, her or its Released Plaintiffs’ Claims.
42. Each of the Defendants warrants that, as to the payments made or to be made by or on behalf of him or it, at the time of entering into this Stipulation and at the time of such payment he or it, or to his or its knowledge any Persons contributing to the payment of the Settlement Consideration, were not insolvent, nor will the payment required to be made by or on behalf of him or it render him, it or any other payor insolvent, within the meaning of and/or for the purposes of the United States Bankruptcy Code, including §§ 101 and 547 thereof.  This representation is made by each of the Defendants and not by his or its counsel.
43. In the event of the entry of a final order of a court of competent jurisdiction determining the payment of the Settlement Consideration by or on behalf of Defendants to be a preference, voidable transfer, fraudulent transfer or similar transaction and any portion thereof is required to be returned, is actually returned, and such amount is not promptly deposited to the Escrow Account by others, then, at the election of Plaintiffs, Plaintiffs and Defendants shall jointly move the Court to vacate and set aside the Judgment or Alternate Judgment, if applicable, entered pursuant to this Stipulation, in which event the Judgment, or Alternate Judgment, if applicable, and the releases provided thereunder shall be null and void, and the Parties shall be restored to their respective positions in the litigation as provided in ¶ 33 above.
44. The Parties intend this Stipulation and the Settlement to be a final and complete resolution of all disputes that were, could have been, or could be asserted in any forum by Plaintiffs and any other Class Members and their respective attorneys, against the Defendants’ Releasees with respect to the Released Plaintiffs’ Claims.  Accordingly, Plaintiffs and their counsel and Defendants and their counsel agree not to assert in any forum that the Action was brought by Plaintiffs or defended by Defendants in bad faith or without a reasonable basis.  The Parties agree that the Settlement Consideration and the other terms of the Settlement were negotiated at arm’s length and in good faith by the Parties, and reflect a Settlement that was reached voluntarily after extensive negotiations and consultation with experienced legal counsel, who were fully competent to assess the strengths and weaknesses of their respective clients’ Claims or defenses.
45. While retaining their right to deny that the claims asserted in the Action were meritorious, Defendants and their counsel, in any statement made to any media representative (whether or not for attribution) or otherwise publicly disseminated, will not assert that the Action was commenced or prosecuted in bad faith, nor will they deny that the Action was commenced and prosecuted in good faith and is being settled voluntarily after consultation with competent legal counsel.  Plaintiffs and Co-Lead Counsel, in any statement made to any media representative (whether or not for attribution) or otherwise publicly disseminated, will not assert that the Action was defended in bad faith, deny that it was defended in good faith, nor deny that the Action is being settled voluntarily after consultation with competent legal counsel.  In all events, Plaintiffs and their counsel and Defendants and their counsel shall not make any accusations of wrongful or actionable conduct by any Party concerning the prosecution, defense, and resolution of the Action, and shall not otherwise suggest that the Settlement constitutes an admission of any claim or defense alleged.
46. Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such Party, notwithstanding such failure, shall have the right thereafter to insist upon strict performance of any and all of the provisions of this Stipulation to be performed by such other Party.
47. The terms and conditions of the Settlement, as reflected in this Stipulation, may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by all counsel who have executed this Stipulation.
48. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

49. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and Litigation Expenses to Co-Lead Counsel and enforcing the terms of this Stipulation.
50. This Stipulation and its exhibits constitute the entire agreement among the Parties concerning the Settlement, and such documents supersede any prior agreements or understandings between or among them with respect to the Settlement, including, without limitation, the Term Sheet.  All Parties acknowledge that no other agreements, representations, warranties, or inducements have been made by any Party hereto concerning this Stipulation or its exhibits other than those contained and memorialized in such documents.
51. This Stipulation may be executed in counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via email.  All executed counterparts and each of them shall be deemed to be one and the same instrument.
52. This Stipulation shall be binding upon and inure to the benefit of the successors and assigns of the Parties, including any and all Releasees and any corporation, partnership, or other entity into or with which any Party hereto may merge, consolidate or reorganize.

53. The construction, interpretation, operation, effect and validity of this Stipulation and all documents necessary to effectuate it shall be governed by the internal laws of the State of Delaware without regard to conflicts of laws, except to the extent that federal law requires that federal law govern.
54. Any action arising under or to enforce this Stipulation, or any portion thereof, shall be commenced and maintained only in the Court, and the Court shall retain continuing and exclusive jurisdiction over all matters relating to the Settlement.
55. This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that this Stipulation is the result of arm’s-length negotiations between and among the Parties and that all Parties have contributed substantially and materially to the preparation of this Stipulation.
56. All counsel and any other Person executing this Stipulation and any of the exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to this Stipulation to effectuate its terms.

57. Each Plaintiff, through a duly authorized representative, represents that (a) he, she, or it has agreed to serve as a representative of the Class, (b) has consulted with Co-Lead Counsel about the Action, the Settlement, this Stipulation, and the obligations of a representative of the Class, and (c) supports and approves of the Settlement and the terms and conditions of this Stipulation and has authorized Co-Lead Counsel to execute this Stipulation on his, her, or its behalf.
58. Co-Lead Counsel and Defendants’ Counsel agree to cooperate fully with one another in seeking Court entry of the Scheduling Order and approval of the Settlement, as embodied in this Stipulation, and to use best efforts to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.
59. All Released Persons who are not Parties are intended third-party beneficiaries of the Settlement and, upon the occurrence of the Effective Date, are entitled to enforce the terms of the Releases provided under the Judgment or, if applicable, the Alternate Judgment.
60. If any Party is required to give notice to another Party under this Stipulation, such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery or facsimile or email transmission, with confirmation of receipt.  Notice shall be provided as follows:
If to Plaintiffs or Co-Lead Counsel:	Bernstein Litowitz Berger & Grossmann LLP Attn: Mark Lebovitch, Esq.

1285 Avenue of the Americas
New York, NY  10019
Telephone:  (212) 554-1400
Facsimile:  (212) 554-1444
Email: MarkL@blbglaw.com

Grant & Eisenhofer P.A.
Attn:   Michael J. Barry, Esq.
123 S. Justison Street
Wilmington, DE  19801
Telephone:  (302) 622-7000
Facsimile:  (302) 622-7100
Email: mbarry@gelaw.com

Saxena White P.A.
Attn:   Joseph E. White, III, Esq.
2424 North Federal Hwy, Suite 257
Boca Raton, FL  33431
Telephone:  (561) 394-3399
Facsimile:  (561) 394-3382
Email: jwhite@saxenawhite.com

Faruqi & Faruqi, LLP
Attn:   James R. Banko, Esq.
20 Montchanin Road
Wilmington, DE  19807
Telephone:  (302) 482-3182
Facsimile:  (302) 482-3612
Email: jbanko@faruqilaw.com

If to Defendants:
Morgan, Lewis & Bockius LLP
Attn:  Brian A. Herman, Esq.
101 Park Avenue
New York, NY  10178-0600
Telephone: (212) 309-6000
Facsimile:  (212)309-6001
Email: bherman@morganlewis.com

Weil, Gotshal & Manges LLP

Attn:  Joseph S. Allerhand, Esq.
767 Fifth Avenue
New York, NY  10153
Telephone: (212) 310-8000
Facsimile:  (212) 310-8007
Email: joseph.allerhand@weil.com

Proskauer Rose LLP
Attn:  Jonathan E. Richman, Esq.
11 Times Square
New York, NY  10036
Telephone: (212) 969-3000
Facsimile:  (212) 969-2900
Email: jerichman@proskauer.com
Seitz Ross Aronstam & Moritz LLP
Attn: Bradley R. Aronstam, Esq.
100 S. West Street, Suite 400
Wilmington, Delaware  19801
Telephone: (302) 576-1603
Facsimile:  (302) 576-1100
Email: baronstam@seitzross.com

Richards Layton & Finger, PA
Attn: Gregory V. Varallo, Esq.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Telephone: (303) 651-7772
Facsimile:  (302) 498-7772
Email: varallo@rlf.com

61. Except as otherwise provided herein, each Party shall bear its own costs.
62. All agreements made and orders entered during the course of the Action relating to the confidentiality of information (including the May 17, 2013

Order Governing the Production and Exchange of Confidential Information) shall survive this Settlement.
63. No opinion or advice concerning the tax consequences of the proposed Settlement to individual Class Members is being given or will be given by the Parties or their counsel; nor is any representation or warranty in this regard made by virtue of this Stipulation.  Each Class Member’s tax obligations, and the determination thereof, are the sole responsibility of the Class Member, and it is understood that the tax consequences may vary depending on the particular circumstances of each individual Class Member.
IN WITNESS WHEREOF, the Parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys, as of January 16, 2015.

BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP Mark Lebovitch David Wales Edward Timlin 1285 Avenue of the Americas New York, NY 10022 (212) 554-1400 Co-Lead Counsel for Plaintiffs
GRANT & EISENHOFER P.A.

By:   /s/  Stuart M. Grant
Stuart M. Grant (Del. ID #2526)
Michael J. Barry (Del. ID #4368)
123 S. Justison Street
Wilmington, DE  19801
(302) 622-7000

Co-Lead Counsel for Plaintiffs

SAXENA WHITE P.A. Joseph E. White, III Jonathan M. Stein Adam Warden 2424 North Federal Hwy, Suite 257 Boca Raton, FL 33431	FARUQI & FARUQI, LLP Juan E. Monteverde (pro hac vice) James R. Banko (Del. ID #4518) 20 Montchanin Road Wilmington, DE 19807

(561) 394-3399 Co-Lead Counsel for Plaintiffs	(302) 482-3182 Co-Lead Counsel for Plaintiffs
MORGAN, LEWIS & BOCKIUS LLP
Brian A. Herman
David A. Snider
101 Park Avenue
New York, NY  10178-0600
(212) 309-6000

Attorneys for Defendants Richard B.
Handler, Brian P. Friedman, Jefferies
Group Inc., JSP Holdings, Inc., and
Jasper Merger Sub, Inc.

RICHARDS, LAYTON
     & FINGER, P.A.

By: /s/ Gregory V. Varallo
Gregory V. Varallo (Del. ID #2242)
Richard P. Rollo (Del. ID #3994)
Kevin M. Gallagher (Del. ID #5337)
One Rodney Square
920 North King Street
Wilmington, DE  19801
(302) 651-7700

Attorneys for Defendants Richard B.
Handler, Brian P. Friedman, Jefferies
Group Inc., JSP Holdings, Inc., and
Jasper Merger Sub, Inc.

WEIL, GOTSHAL & MANGES LLP
Joseph S. Allerhand
Seth Goodchild
767 Fifth Avenue
New York, NY  10153
(212) 310-8000

Attorneys for Leucadia National
Corporation, Joseph S. Steinberg and
Limestone Merger Sub, LLC

SEITZ ROSS ARONSTAM
     & MORITZ LLP

By: /s/  Bradley R. Aronstam
Collins J. Seitz, Jr. (Del. ID #2237)
Bradley R. Aronstam (Del. ID
     #5129)
100 S. West Street, Suite 400
Wilmington, DE  19801
(302) 576-1600

Attorneys for Leucadia National
Corporation, Joseph S. Steinberg, Ian
M. Cumming and Limestone Merger
Sub, LLC

PROSKAUER ROSE LLP Ralph C. Ferrara Jonathan E. Richman 11 Times Square New York, NY 10036 Telephone: (212) 969-3000 Attorneys for Ian M. Cumming